                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

                        Date of Report: February 2, 2000

                                XTRA Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                               1-7654                    06-0954158
--------------------------------------------------------------------------------
State of incorporation               (Commission               (IRS Employer
of organization                      File Number)            Identification No.)

200 Nyala Farms Road, Westport, CT                                  06880
--------------------------------------------------------------------------------
(Address of principal executive offices)                          Zip Code


Registrant's telephone number including area code: (203) 221-1005
--------------------------------------------------------------------------------


60 State St., Boston, MA                                            02109
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5 - Other Events:
----------------------


On January 26, 2000, XTRA Corporation issued a press release disclosing certain financial information for the first fiscal quarter ended December 31, 1999, which financial information is contained herein on pages 3-5.

                      XTRA CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED INCOME STATEMENTS
           (Millions of dollars, except per share and share amounts)
                                  (Unaudited)

                                                          Three Months Ended
                                                              December 31,
                                                          ------------------
                                                            1999      1998
                                                          --------  --------
Revenues                                                    $ 127     $ 123

Operating expenses
  Depreciation on rental equipment                             38        38
  Rental equipment lease financing                              1         -
  Rental equipment operating expenses                          28        27
  Selling and administrative expense                           12        13
                                                            -----     -----
                                                               79        78
                                                            -----     -----

    Operating income                                           48        45

Interest expense                                               15        14
                                                            -----     -----

  Income from operations before provision
  for income taxes and unusual item                            33        31

Unusual item: costs related to terminated merger                -         1
                                                            -----     -----
    Pretax income                                              33        30

Provision for income taxes                                     13        12
                                                            -----     -----

Net income                                                  $  20     $  18
                                                            =====     =====

Basic earnings per common share                             $1.61     $1.18
Basic common shares outstanding (in millions)                12.6      15.4

Diluted earnings per common share                           $1.61     $1.18
Diluted common shares outstanding (in millions)              12.6      15.4

*Note: Certain amounts in the prior year financial statements have been reclassified to be consistent with the current year presentation.

                       XTRA CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Millions of Dollars)

                                             December 31,
                                                1999         September 30,
                                             (Unaudited)         1999
                                            -------------   --------------
Assets

 Property and Equipment, net                   $   1,418        $   1,439

 Receivables,net                                     123              116

 Other Assets                                         15               18
                                               ---------        ---------
    Total Assets                               $   1,556        $   1,573
                                               =========        =========

Liabilities and Stockholders' Equity

Liabilities

 Debt                                          $     841        $     852

 Deferred Income Taxes                               322              309

 Other Liabilities                                    65               75

Stockholders Equity                                  328              337
                                               ---------        ---------

     Total Liabilities & Stockholders' Equity  $   1,556        $   1,573
                                               =========        =========

Net Debt Outstanding                           $     840        $     848
                                               =========        =========

                       XTRA CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Millions of dollars)
                                  (Unaudited)

                                                               Three Months
                                                             Ended December 31,
                                                              1999       1998
                                                              ----       ----
Cash Provided from Operations                                 $ 75       $ 57


Cash Used for Investment Activities(1)                         (37)       (59)


Cash Used for Financing Activities                             (30)        (1)
                                                              ----       ----


(Increase)/Decrease in Net Debt Outstanding
  (Debt - Cash)                                               $  8       $ (3)
                                                              ====       ====


(1) The three months ended December 31, 1999 excludes $24 million of equipment financed under an off balance sheet lease.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                XTRA CORPORATION
                                     -------------------------------------
                                                  (Registrant)






Date:     February 2, 2000               /s/ Michael J. Soja
      --------------------------     -------------------------------------
                                              Michael J. Soja
                                              Vice President and
                                              Chief Financial Officer

                                       6